EXHIBIT 5.1 Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle
East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

November 1, 2022

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

Re: Registration Statement on Form S-3ASR for NiSource Inc.

Ladies and Gentlemen:

We have acted as special counsel to NiSource Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate number of:

(i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii) shares of one or more series of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”);

(iii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”);

(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(v) stock purchase contracts (the “Stock Purchase Contracts”) entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from the holders thereof, Common Stock or Preferred Stock at a future date or dates; and

(vi) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and either Debt Securities or U.S. treasury securities.

The Common Stock, the Preferred Stock, the Depositary Shares, the Senior Debt Securities, the Subordinated Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.”

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

*   Associated Firm

**   In cooperation with Trench, Rossi e Watanabe Advogados

Baker & McKenzie LLP is a member of Baker & McKenzie International.

Unless otherwise specified in the applicable prospectus supplement:

(1) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary”);

(2) the Senior Debt Securities will be issued under an indenture, dated as of November 14, 2000, as amended and supplemented from time to time (the “Senior Indenture”), between the Company (as successor to NiSource Finance Corp.) and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (the “Senior Trustee”);

(3) the Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon, as trustee (the “Subordinated Trustee”);

(4) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

(5) the Stock Purchase Contracts will be issued under a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Stock Purchase Contract Agent”); and

(6) the Stock Purchase Units will be issued under a stock purchase unit agreement (the “Stock Purchase Unit Agreement”) between the Company and a purchase unit agent (the “Stock Purchase Unit Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement and the exhibits thereto; (ii) the amended and restated certificate of incorporation of the Company, as amended to the date hereof (the “Charter”); (iii) the amended and restated by-laws of the Company, as amended to the date hereof (the “By-Laws”); (iv) the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement; (v) the Senior Indenture; (vi) the form of Subordinated Indenture that is incorporated by reference into the Registration Statement relating to the issuance of Subordinated Debt Securities; and (vii) such other corporate records, agreements, documents, instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

As used herein, the term “Transaction Agreements” means, collectively, any Deposit Agreements, the Senior Indenture and any supplemental indentures thereto establishing the terms of the Senior Debt Securities issued pursuant thereto, any Subordinated Indenture and any supplemental indentures thereto establishing the terms of the Subordinated Debt Securities issued pursuant thereto, any Warrant Agreements, any Stock Purchase Contract Agreements, any Stock Purchase Unit Agreements, and any applicable underwriting, purchase or similar agreement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Securities, (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) each Security and any Transaction Agreements will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Senior Debt Securities, (A) the Senior Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and Statements of Eligibility of the Trustee on a Form T-1 have been or will be filed with the SEC with respect to such Senior Trustee and (B) the Senior Indenture has been, and any supplement thereto will be, duly authorized, executed and delivered by the Senior Trustee and will constitute the legally valid and binding obligation of such Senior Trustee, enforceable against such Senior Trustee in accordance with its terms, (xi) with respect to Subordinated Debt Securities, (A) the applicable Subordinated Trustee shall have been qualified under the Trust Indenture Act, and Statements of Eligibility of the Trustee on a Form T-1 have been or will be filed with the SEC with respect to such Subordinated Trustee and (B) the applicable Subordinated Indenture and any supplement thereto will be duly authorized, executed and delivered by the applicable Subordinated Trustee and will constitute the legally valid and binding obligation of such Subordinated Trustee, enforceable against such Subordinated Trustee in accordance with its terms, (xii) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to the applicable Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto and (xiii) any Securities issuable upon conversion, exchange or exercise of any Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have also assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company, and the performance of its obligations under, any Transaction Agreement and the Securities will not, violate, conflict with or constitute a default under (i) the Charter, the By-Laws or any agreement or other instrument to which the Company or, if applicable, any of its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than such consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations which shall have been obtained or made, as the case may be, and which shall be in full force and effect). We have also assumed that (A) the choice of New York law in any Transaction Agreement is legal and valid under the laws of any other applicable jurisdictions, (B) the execution and delivery by the Company of each Transaction Agreement and each other certificate, note or executed document evidencing Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Delaware, (C) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof, and (D) the Company will have otherwise complied with all aspects of the laws of the State of Delaware in connection with the issuance of the Securities as contemplated by the Registration Statement.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable Transaction Agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable Transaction Agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2.

With respect to an offering of shares of any series of Preferred Stock covered by the Registration Statement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable Transaction Agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable Transaction Agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

3.

The Depositary Shares covered by the Registration Statement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock underlying such Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock underlying such Depositary Shares in accordance with the DGCL and in conformity with the Charter and such final resolutions; (vi) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable Transaction Agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable Transaction Agreement to the purchasers thereof against payment of the agreed consideration therefor.

4.

Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 5 or 6 below, as applicable, shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable Transaction Agreement to the purchasers thereof against payment of the agreed consideration therefor.

5.

The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt

Securities shall have been duly executed and delivered by the Company and the Senior Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof and the Senior Indenture; and (v) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and issued, all in accordance with the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable Transaction Agreement to the purchasers thereof against payment of the agreed consideration therefor.

6.

The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Subordinated Indenture shall have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the Subordinated Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Company and the Subordinated Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof and the Subordinated Indenture; and (vi) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and issued, all in accordance with the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable Transaction Agreement to the purchasers thereof against payment of the agreed consideration therefor.

7.

The Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Stock Purchase Contract Agreement relating to such Stock Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Stock Purchase Contract Agent named in the Stock Purchase Contract Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts; (v) if such Stock Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Stock Purchase Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such Stock Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Stock Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the applicable Transaction Agreement against payment of the agreed consideration therefor.

8.

The Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Stock Purchase Unit Agreement relating to such Stock Purchase Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Stock Purchase Unit Agent named in the Stock Purchase Unit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Units; (v) the actions described in paragraphs 5 or 6, as applicable, and 7 above shall have been taken; and (vi) certificates representing such Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable Transaction Agreement against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

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